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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 7, 2005

                            WESCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 001-14989

                    DELAWARE                              25-1723342
          (State or other jurisdiction         (IRS Employer Identification No.)
               of incorporation or
                  organization)

          225 WEST STATION SQUARE DRIVE
                    SUITE 700
         PITTSBURGH, PENNSYLVANIA 15219                  (412) 454-2200
    (Address of principal executive offices)     (Registrant's telephone number,
                                                       including area code)


                                       N/A
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Stephen A. Van Oss

         On December 7, 2005, the Board of Directors of WESCO International, Inc. (the "Company") approved the terms and conditions of an Employment Agreement (the "Agreement") to be entered into between the Company and Stephen
A. Van Oss in connection with his continued employment as the Company's Senior Vice President and Chief Financial and Administrative Officer. The Agreement will have a term of two years, subject to automatic renewals for an additional year as of each annual anniversary of agreement. The Agreement will provide that Mr. Van Oss will be paid an annual base salary of at least $450,000, subject to adjustment by the Compensation Committee of the Company's Board of Directors and incentive compensation under the Company's incentive compensation and other bonus plans for senior executives in amounts ranging from 0% to 100% of his annual base salary, based on the Company's achievement of earnings, sales growth and return on investment or other performance criteria established by the Compensation Committee.

                  If Mr. Van Oss dies or becomes disabled, is discharged from employment for "cause" or resigns from employment without "good reason," Mr. Van Oss will be entitled to all compensation earned through the date of termination and all benefits accrued under the Company's benefit plans. In the case of Mr. Van Oss's disability, he will continue to receive his base salary and benefits until his actual date of termination, but such payments will be offset by the amount of any Company-funded disability benefits. If Mr. Van Oss dies, his beneficiary will also receive payment of any accrued but unpaid bonus, payable at the time bonuses of other senior executives are payable. If Mr. Van Oss's employment is terminated by the Company without "cause" or by him for "good reason", he will be entitled to the following benefits: his accrued but unpaid compensation through the date of termination, monthly cash payments equal to 1.5 times his monthly base salary as of the date of determination, payable over a period of 18 months following the date of termination, full vesting of any time-vested stock options, stock appreciation rights and other equity awards, a pro rata bonus for the fiscal year in which the termination occurs, and the full cost of his COBRA continuation coverage. If Mr. Van Oss's employment is so terminated within one year following a "change in control" of the Company, the cash amount equal to 1.5 times his monthly base salary will be paid in monthly installments for 24 months. In connection with a termination of Mr. Van Oss's employment, the Company and Mr. Van Oss may enter into a consulting agreement with the Company for a period of up to 24 months upon such terms as are mutually agreed upon by the parties. The Company will provide Mr. Van Oss with a partial excise tax gross-up with respect to any excise taxes imposed he may be obligated to pay. The Agreement also will contain customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

         On December 7, 2005, the Company's Board of Directors appointed Steven
A. Raymund and Lynn M. Utter as two additional Directors, effective January 2, 2006. Mr. Raymund and Ms. Utter will be deemed non-affiliate directors for purposes of director compensation matters, as will current directors James L. Singleton and James A. Stern following the previously announced sales by The Cypress Group L.L.C., of which Messers. Singleton and Stern are members, of all of its shares of the Company's common stock.

         A press release announcing the appointments of Mr. Raymund and Ms. Utter to the Company's Board of Directors is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Exhibits.

         99.1 Press Release, dated December 8, 2005



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     December 9, 2005      WESCO International, Inc.
                     ----------------      --------------------------------
                           (Date)


                                           /s/ Stephen A. Van Oss
                                           --------------------------------
                                           Stephen A. Van Oss
                                           Senior Vice President, Chief
                                           Financial and Administrative Officer



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